EXHIBIT 10.4
SECOND AMENDMENT TO
AMPAC FINE CHEMICALS LLC PENSION PLAN
FOR BARGAINING UNIT EMPLOYEES
The Ampac Fine Chemicals LLC Pension Plan for Bargaining Unit Employees is hereby amended as follows:
Appendix A is amended to add the following language to the end thereof effective June 15, 2010:

EMPLOYEE UNIT:	Ampac Fine Chemicals LLC Sacramento, California International Association of Machinists & Aerospace Workers, Local #946
BENEFIT FACTOR:

Date of Last Employment
in Employee Unit	Benefit Factor
On or after December 1, 2005	$53.00
And before June 15, 2007

On or after June 15, 2007	$58.00
And before June 15, 2011

On or after June 15, 2011	$61.00
And before June 15, 2012

On or after June 15, 2012	$63.00
IN WITNESS WHEREOF, American Pacific Corporation has caused this instrument to be executed this 15th day of July, 2010.

American Pacific Corporation

ATTEST: (SEAL)	By:	/s/ JOSEPH CARLEONE

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